ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas Reports Third Quarter 2007 Results

SAN ANTONIO (November 8, 2007) – Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the quarter and nine months ended September 30, 2007 and provided an operational update. For reporting purposes, results are consolidated and include Abraxas Petroleum Corporation and its subsidiaries, and Abraxas Energy Partners, L.P. and its subsidiaries.

The third quarter of 2007 resulted in:

•	Production of 1.7 Bcfe;
•	Revenue of $13.7 million;
•	EBITDA (a) of $9.0 million;
•	Cash flow (a) of $8.5 million; and
•	Net income of $3.0 million, or $0.06 per share.

The nine months ended September 30, 2007 resulted in:

•	Production of 5.2 Bcfe;
•	Revenue of $40.2 million;
•	EBITDA (a) of $25.3 million;
•	Cash flow (a) of $18.0 million; and
•	Net income of $59.2 million, or $1.30 per share.

(a) see reconciliation of non-GAAP financial measures below.

Net income in the third quarter of 2007 was $3.0 million, or $0.06 per share compared to net income in the same quarter of 2006 of $589,000, or $0.01 per share. Net income for the nine months ended September 30, 2007 was $59.2 million, or $1.30 per share compared to net income during the same nine-month period of 2006 of $2.8 million, or $0.07 per share. Included in net income for the nine months ended September 30, 2007 was recognition of a pre-tax gain in the amount of $58.5 million as a result of the transactions previously announced on May 25, 2007.

In addition to the consolidated financial statements provided herein and to provide greater transparency, we have included a summary of Abraxas Petroleum’s financials on a stand-alone basis.

Operations

South Texas:

•

In Bee County, the Sutherland #1, which was drilled during the second quarter of 2007, was recently completed as a new gas discovery in the Wilcox formation at approximately 9,700’ and placed on-line. The well is currently producing approximately 1.5 MMcf and 25 barrels of condensate per day. Abraxas Petroleum owns an approximate 55% working interest in this well.

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

Phone: 210.490.4788 Fax: 210.490.8816

•      In Karnes County, the Gisler #1, which is currently scheduled to spud during the fourth quarter of 2007 will target the Wilcox formation at a total depth of approximately 12,700’. Abraxas Petroleum will own an approximate 63% working interest in this well.

•

In San Patricio County, the Welder #85 was drilled to the base of the Frio sands at a total depth of 9,000’ and placed on production. The well is currently producing approximately 50 barrels of oil equivalent per day. Abraxas Energy owns a 100% working interest in this well.

In Wyoming, we are still waiting on approval for our drilling permits.

“The third quarter was a quarter of strategic planning after the successful formation of Abraxas Energy Partners, L.P. and the closing of the private placements during the later part of the second quarter which effectively reduced Abraxas’ stand-alone debt by 100% and on a consolidated basis by 72%. Our complete opportunity set was reviewed as we gear up for a very active 2008 targeting development and production growth in a number of our West Texas oil fields. We are pleased with the results of the Sutherland well as it re-affirms our technical ability to internally generate prospects based on 3-D interpretation,” commented Bob Watson, Abraxas’ President and CEO.

Conference Call

Abraxas invites you to participate in a conference call on Friday, November 9, 2007, at 10:00 a.m. CT to discuss the contents of this release and respond to questions. Please dial 1.866.383.8119, passcode 25487477, 10 minutes before the scheduled start time, if you would like to participate in the call. The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations. In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Vice President - Corporate Development

Direct Telephone 210.757.9835

Main Telephone 210.490.4788

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

QUARTER-END RESULTS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Financial Results (In thousands except per share data):
Revenues	$13,667	$13,216	$40,191	$39,825
EBITDA (a)	9,036	9,312	25,307	27,538
Cash flow (a)	8,533	4,899	17,991	15,090
Net income	2,998	589	59,158	2,792
Net income per share – basic	$0.06	$0.01	$1.30	$0.07
Weighted average shares outstanding – basic	48,814	42,584	45,524	42,550

Production:
Crude oil per day (Bopd)	522	567	540	549
Natural gas per day (Mcfpd)	15,317	18,752	15,876	18,044
Natural gas equivalents per day (Mcfepd)	18,448	22,157	19,115	21,335
Natural gas equivalents (Bcfe)	1.70	2.04	5.22	5.82

Realized Prices, net of realized hedge effect:
Crude oil (Bbl)	$67.98	$66.62	$61.05	$64.24
Natural gas (Mcf)	6.58	5.46	6.37	5.83
Natural gas equivalent (Mcfe)	7.38	6.33	7.01	6.58

Expenses:
Lease operating ($ per Mcfe)	$1.16	$0.92	$1.11	$0.92
Production taxes (% of oil and gas revenue)	7.5%	8.2%	8.6%	8.2%
General and administrative, excluding stock-based compensation ($ per Mcfe)	0.56	0.41	0.57	0.50
Cash interest ($ per Mcfe)	0.30	2.16	1.40	2.14
Depreciation, depletion and amortization ($ per Mcfe)	2.13	1.78	1.99	1.85

(a)	See reconciliation of non-GAAP financial measures below

BALANCE SHEET DATA

(In thousands)	September 30, 2007	December 31, 2006

Cash	$ 13,359	$ 43
Working capital (deficit)	14,755	(3,719)
Property and equipment – net	107,769	104,957
Total assets	134,858	117,486

Long-term debt	35,000	127,614
Stockholders’ equity (deficit)	59,084	(21,619)
Common shares outstanding	48,919	42,727

ABRAXAS PETROLEUM CORPORATION

STAND-ALONE

QUARTER-END RESULTS

(UNAUDITED)

	Three Months Ended September 30,
	2007
Financial Results (In thousands except per share data):
Revenues	$4,800	(	a)
Net income	2,935	(	a)
Net income per share – basic	$0.06
Weighted average shares outstanding – basic	48,814

Production:
Crude oil per day (Bopd)	180
Natural gas per day (Mcfpd)	2,558
Natural gas equivalents per day (Mcfepd)	3,637
Natural gas equivalents (Bcfe)	0.33

Realized Prices, net of realized hedge effect:
Crude oil (Bbl)	$69.56
Natural gas (Mcf)	5.21
Natural gas equivalent (Mcfe)	7.10

Expenses:
Lease operating ($ per Mcfe)	$1.39
Production taxes (% of oil and gas revenue)	0.0%	(	b)
General and administrative, excluding stock-based compensation ($ per Mcfe)	1.63
Cash interest (income) ($ per Mcfe)	(0.48)
Depreciation, depletion and amortization ($ per Mcfe)	1.80

(a) Includes cash distributions from the partnership attributable to the third quarter of 2007

(b) Severance tax credit for a well in South Texas for taxes paid over the past 18 months

BALANCE SHEET DATA

(In thousands)	September 30, 2007

Cash	$11,375
Working capital	7,993
Property and equipment - net	19,743
Total assets	71,377

Long-term debt	—
Stockholders’ equity	58,316
Common shares outstanding	48,919

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenues:
Oil and gas production revenues	$10,959	$12,711	$35,151	$37,860
Realized hedge income	1,573	183	1,447	466
Unrealized hedge income (loss)	690	(47)	2,506	316
Rig revenues	443	363	1,082	1,168
Other	2	6	5	15
	13,667	13,216	40,191	39,825
Operating costs and expenses:
Lease operating	1,971	1,882	5,792	5,370
Production taxes	819	1,047	3,023	3,097
Depreciation, depletion, and amortization	3,611	3,631	10,367	10,767
Rig operations	199	178	572	608
General and administrative (including stock- based compensation of $204, $208, $748 and $578)	1,156	1,052	3,739	3,474
	7,756	7,790	23,493	23,316
Operating income	5,911	5,426	16,698	16,509

Other (income) expense:
Interest income	(167)	(1)	(234)	(2)
Interest expense	699	4,440	7,634	12,526
Amortization of deferred financing fees	62	398	609	1,193
Loss on debt extinguishment	—	—	6,455	—
Gain on sale of assets	—	—	(58,498)	—
	594	4,837	(44,034)	13,717
Income before income tax and minority interest	5,317	589	60,732	2,792
Income tax expense	—	—	715	—
Income before minority interest	5,317	589	60,017	2,792
Minority interest	(2,319)	—	(859)	—
Net income	$2,998	$589	$59,158	$2,792

Net income per common share - basic	$0.06	$0.01	$1.30	$0.07

Net income per common share - diluted	$0.06	$0.01	$1.29	$0.06

Weighted average shares outstanding:
Basic	48,814	42,584	45,524	42,550
Diluted	49,244	43,911	45,870	44,045

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles (“GAAP”), discretionary cash flow and EBITDA are appropriate measures of Abraxas’ ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas’ cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, unrealized (gains) losses on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income for the periods presented.

(in thousands)	Three Month Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Operating income	$5,911	$5,426	$16,698	$16,509
Unrealized hedge loss (income)	(690)	47	(2,506)	(316)
Depletion, depreciation and amortization	3,611	3,631	10,367	10,767
Stock-based compensation	204	208	748	578
Cash interest	(503)	(4,413)	(7,316)	(12,448)
Cash flow	$8,533	$4,899	$17,991	$15,090

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income for the periods presented – see consolidated statements of operations for a reconciliation of net income to operating income.

(in thousands)	Three Month Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Operating income	$5,911	$5,426	$16,698	$16,509
Unrealized hedge loss (income)	(690)	47	(2,506)	(316)
Depletion, depreciation and amortization	3,611	3,631	10,367	10,767
Stock-based compensation	204	208	748	578
EBITDA	$9,036	$9,312	$25,307	$27,538